Exhibit 99.1

MICROFLUIDICS INTERNATIONAL CORPORATION ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

—Company Reports 21% Revenue Increase Over Prior Year Comparable Period and Net Income

—Conference Call Today at 8:30 a.m.—

Newton, MA, May 11, 2010 - Microfluidics International Corporation (OTCBB: MFLU), today reported unaudited financial results for the first quarter ended March 31, 2010.

First quarter and recent accomplishments:

•                  Generated $4.3 million in revenue for the first quarter, a 21% increase over the same period in 2009

•                  Earned net income for the first quarter of $106,000 or $0.01 per share, compared to a loss of $690,000, or $0.07 per share, in the first quarter 2009

•                  Achieved $366,000 in earnings before interest, taxes, depreciation and amortization (EBITDA)

•                  Continued to achieve 60% gross margin target

•                  Launched the LV1 low volume Microfluidizer® processor—that can bring scalable high shear processing materials to significantly smaller sample sizes—eliminating waste and saving customers money

“The first quarter of 2010 marks the third consecutive quarter that Microfluidics has generated net income and consistently achieved our 60% gross margin target,” said Michael C. Ferrara, President and Chief Executive Officer of Microfluidics. “Our growth is being driven by continued strong demand for our products in the biopharmaceutical markets. As we look to the remainder of the year, our goal is to leverage additional growth from the biopharmaceutical markets by introducing new products, expanding our service offerings and continually improving product quality and customer service.”

“We are extremely pleased to report a great start to the year with revenue growth,  strong gross margin and improved earnings per share in the first quarter,” said Peter Byczko, Vice President of Finance and Chief Accounting Officer. “Our financial results reflect strong performance in the biopharmaceutical markets and the continued realization of multiple cost control initiatives implemented over the last 18 months. We will continue to work to improve the financial position of the Company.”

First Quarter Financial Results:

Revenues for the three months ended March 31, 2010 were $4.3 million, an increase of $0.7 million, or 21%, as compared to revenues of $3.5 million for the three months ended March 31, 2009. North American revenues were $2.6 million, an increase of 10%, as compared to $2.4 million in the first quarter of 2009. European revenues were $1.2 million, an increase of $0.4 million, or 61%, from $0.7 million for the first quarter of 2009. This increase is attributable to pricing actions taking effect and appropriately adjusting our pricing. Our gross margin held at 60% in the first quarter of 2010. Net income was $106,000, or $0.01 per diluted share, for the three months ended March 31, 2010 as compared to a net loss of $0.7 million, or ($0.10) per diluted share, for the same period in 2009.

EBITDA was $366,000 for the three months ended March 31, 2010 compared with a $480,000 EBITDA loss for the same period in 2009. EBITDA is a Non-GAAP financial measure. A reconciliation of GAAP net income to Non-GAAP EBITDA is provided in the financial tables that accompany this release and is discussed under the section below titled “Non-GAAP Financial Measures.”

Live Webcast:

Microfluidics International Corporation will host a webcast on Tuesday, May 11, 2010 at 8:30 a.m. Eastern Time. Participants are invited to attend the call by visiting www.microfluidicscorp.com or by dialing 866-356-4279 (within the United States) or 617-597-5394 (outside the United States). The passcode for participants is 21242730

A replay will be available approximately two hours after the live call through May 18, 2010. To access the replay, dial 888-286-8010 (within the United States) or 617-801-6888 (outside the United States). The passcode for participants is 42685031. A replay will also be posted on the Company’s website approximately two hours after the live call and will be available for a period of 30 days.

About Microfluidics International Corporation

Microfluidics International Corporation designs, manufactures and distributes patented and proprietary high performance Microfluidizer® materials processing and formulation equipment to the biotechnology, pharmaceutical, chemical, cosmetics and inkjet ink industries. The Company applies its 20 plus years of high pressure processing experience to produce the most uniform and smallest liquid and suspended solid particles available and has provided manufacturing systems for nanoparticle products for more than 15 years.

Microfluidics is a leader in advanced materials processing equipment for laboratory, pilot scale and manufacturing applications, offering innovative technology and comprehensive solutions for nanoparticles and other materials processing and production.

Non-GAAP Financial Measures:

In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, the Company may reference certain information that is considered a non-GAAP financial measure, including EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation, and amortization, excluding non-cash stock compensation expense recognized and severance payments.  Management believes these measures are useful and relevant to management for operational planning and decision making purposes, and informative to investors in their analysis of the Company’s underlying business and operating performance. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by the Company may not be comparable to similarly titled measures reported by other companies. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits.

Safe Harbor for Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: our ability to access sufficient working capital, including a new working capital line; our continued compliance with the representations, warranties and covenants under our existing convertible debenture and revolving line of credit; our continued history of losses, which includes net losses in four of the last five fiscal years; the timing and size of customer orders for our products; the adoption, timing and performance of new technology and products developed by us; changes and advances in technology that may make our products obsolete or reduce demand for our products; our ability to protect and maintain the confidentiality of our intellectual property; our ability to retain key employees and our reliance on a new management team; changes in governmental rules and regulations, including health care and those regulating the exportation of goods; and general economic and business conditions, including those adversely effecting the pharmaceutical and biotechnology industries. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in our forward-looking statements, see Item 1A, “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2009 and our other periodic reports filed with the SEC. You should not place undue reliance on our forward-looking statements, which speak only as of the date they are made. We are providing this information as of this date, and we do not undertake to update the information included in this presentation, whether as a result of new information, future events or otherwise.

—Financial Charts to Follow—

MICROFLUIDICS INTERNATIONAL CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited - in thousands, except share and per share amounts)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$2,157	$2,185
Accounts receivable, net of allowance of $44 as of March 31, 2010 and December 31, 2009	2,486	2,571
Inventories	2,714	2,916
Prepaid and other current assets	359	280
Total current assets	7,716	7,952

Property and equipment, net	821	891
Other non-current assets	489	535

Total assets	$9,026	$9,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$822	$545
Accrued expenses	1,513	1,727
Customer advances	531	1,137
Total current liabilities	2,866	3,409

Long-term liabilities
Convertible debt	4,693	4,679
Total liabilities	7,559	8,088

Stockholders’ equity:

Common stock; $.01 par value; 30,000,000 and 30,000,000 shares authorized; 10,647,728 and 10,630,228 shares issued; 10,412,282 and 10,394,782 shares outstanding as of March 31, 2010 and December 31, 2009, respectively	106	106
Additional paid-in capital	18,325	18,254
Accumulated deficit	(16,295)	(16,401)
Treasury stock, 235,446 shares, at cost, as of March 31, 2010 and December 31, 2009	(669)	(669)
Total stockholders’ equity	1,467	1,290
Total liabilities and stockholders’ equity	$9,026	$9,378

MICROFLUIDICS INTERNATIONAL CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except share and per share amounts)

	For The Three Months Ended
	March 31,
	2010	2009

Revenues	$4,315	$3,559
Cost of sales	1,731	1,653
Gross profit	2,584	1,906

Operating expenses:
Research and development	451	452
Selling	1,041	1,216
General and administrative	845	804
Total operating expenses	2,337	2,472

Income (loss) from operations	247	(566)
Interest expense	(141)	(126)
Interest income	—	2

Income (loss) before income tax provision	$106	$(690)

Provision for income taxes	—	—
Net income (loss)	$106	$(690)

Net income (loss) per common share:
Basic	$0.01	$(0.07)
Diluted	$0.01	$(0.07)
Weighted average number of common and common equivalent shares outstanding:
Basic	10,400,615	10,370,628
Diluted	10,618,255	10,370,628

MICROFLUIDICS INTERNATIONAL CORPORATION

U.S. GAAP to Non-GAAP Measure Reconciliations and

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(Unaudited)

	For The Three Months Ended March 31,
	2010	2009

Net income (loss)	$106	$(690)

Net interest expense (income)	141	125
Depreciation and amortization	119	79

EBITDA (Non-GAAP Measure)	366	(486)

Severance	—	400
Non-cash compensation	65	26
Adjusted EBITDA	$431	$(60)